BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                        AMSOUTH CENTER
      KNOXVILLE, TN 37902                       315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                             NASHVILLE, TN 37238-3001
                                                        (615) 742-6200

                                    Reply To:
                                 AMSOUTH CENTER
                        315 DEADERICK STREET, SUITE 2700
                            NASHVILLE, TN 37238-3001
                                 (615) 742-6200

                                www.bassberry.com
       MEMPHIS OFFICE
 THE TOWER AT PEABODY PLACE                              MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950                         29 MUSIC SQUARE EAST
   MEMPHIS, TN 38103-2625                              NASHVILLE, TN 37203-4322
       (901) 543-5900                                    (615) 255-6161


                                  March 1, 2006


American Retirement Corporation
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the American Retirement Corporation 1997 Stock Incentive Plan, as amended (the "Plan"), to be filed by you with the Securities and Exchange Commission, covering 2,354,975 additional shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Plan.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/  Bass, Berry & Sims PLC